Exhibit 10.7

Facility Agreement Amendment Letter

Avis Finance Company Limited

Avis House, Park Road, Bracknell, Berkshire RG12 2EW

02123807

8 February 2012

Dear Sirs

We refer to the Facility Agreement dated 20 October 2011 as amended and restated on 5 December 2011 between Avis Finance Company Limited (“Finco”) and Avis AutonoLeggio S.p.A. (“Italian Opco”) as borrowers (the “Borrowers”) and Avis Budget Car Rental, LLC (the “Parent”), Avis Budget EMEA Limited (“Avis Europe”), Avis Alquile un Coche S.A. (“Spanish Opco”) and Avis Autovermietung GMBH & Co KG (“German Opco”) (Finco, Italian Opco, the Parent, Avis Europe, Spanish Opco and German Opco together, the “Obligors”), the Mandated Lead Arranger, the Lender named in it, the security trustee (the “Security Trustee”) and the facility agent (the “Facility Agent”) (the “Facility Agreement”).

1	Interpretation

Terms defined in the Facility Agreement have the same meaning in this Letter.

A reference to a “paragraph” is a reference to a paragraph of this Letter.

2	General Amendments to the Facility Agreement

The Co-ordinator, acting as agent for the Obligors pursuant to Clause 6 (Co-ordinator) of the Facility Agreement, hereby requests that the Mandated Lead Arranger, Original Lenders, Facility Agent and Security Agent agree to the following amendments to the Facility Agreement:

2.1	Amendment to the definition of “Concentration Limits”

The Obligors, the Mandated Lead Arranger, the Lender, the Facility Agent and the Security Agent (together, the “Parties”) agree that the definition of “Concentration Limits” in Clause 1.1 (Definitions) of the Facility Agreement shall be amended by:

2.1.1	the deletion of “and” at the end of paragraph (e);

2.1.2	the insertion of a new paragraph (g) as follows:

“(g)	the percentage of Eligible Vehicles in the Vehicle Fleet in respect of which the holder of the certificate of title and/or registration (as applicable) is incorporated in Spain shall not exceed 40 per cent. of the Vehicle Fleet;”

2.1.3	the insertion of a new paragraph (h) as follows:

“(h)	the percentage of Eligible Vehicles in the Vehicle Fleet in respect of which the holder of the certificate of title and/or registration (as applicable) is incorporated in Italy shall not exceed 45 per cent. of the Vehicle Fleet; and”

2.1.4	the insertion of a new paragraph (i) as follows:

“(i)	the aggregate percentage of Eligible Vehicles in the Vehicle Fleet which are (i) At Risk Assets or (ii) Programme Assets in respect of which the lower of the ratings assigned to the relevant Vehicle Manufacturer Group is (x) Ba1 or below by Moody’s or (y) BB+ or below by S&P shall not exceed 85 per cent. of the Vehicle Fleet,”

2.2	Amendment to the definition of “Majority Lenders”

The Parties agree that the definition of “Majority Lenders” in Clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and replaced with the following:

““Majority Lenders” means at least two Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction);”

2.3	Amendment to Clause 2.1 (Grant of the Facility)

(a)	The Parties agree that paragraph (b) of Clause 2.1 (Grant of the Facility) of the Facility Agreement shall be amended by replacing “€180,000,000” with “€157,500,000”.

(b)	The Parties agree that paragraph (b)(ii) of Clause 2.1 (Grant of the Facility) of the Facility Agreement shall be amended by replacing “€170,000,000” with “€192,500,000”.

2.4	Amendment to Clause 18.14 (SPVs)

The Parties agree that Clause 18.14(e) of the Facility Agreement shall be deleted in its entirety and replaced with the following:

“(e)	From each Transition Date relating to an SPV and its Related Opco, and, at the latest, by the Settlement Date falling in December 2012 each Related Opco shall cease to have the right to request Advances pursuant to the Facility other than Rollover Advances.”

2.5	Amendment to Clause 39.5 (Special Majority Matters)

The Parties agree that the definition of “Special Majority Lenders” in Clause 39.5 (Special Majority Matters) of the Facility Agreement shall be deleted in its entirety and replaced with the following:

““Special Majority Lenders” means the Majority Lenders.

2.6	Amendments to Schedule 1 (Lenders and their Commitments)

The Parties agree that Schedule 1 (Lenders and their Commitments) to the Facility Agreement shall be amended by deleting the table in its entirety and replacing it with the following:

Lender	Euro Tranche (€)	Italian Tranche (€)	Treaty Passport Scheme Reference Number and jurisdiction of tax residence

Crédit Agricole Corporate and Investment Bank	350,000,000	None	5/C/0222082/DTTP- France

Crédit Agricole Corporate and Investment Bank, Milan Branch	None	157,500,000

Total Commitment (subject to Clause 2.1 (Grant of the Facility))	350,000,000	157,500,000

3	Amendments to the Facility Agreement relating to Acceding Borrowers

3.1	Amendment to the definition of “Guarantors”

The Parties agree that the definition of “Guarantors” in Clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and replaced with the following:

““Guarantors” means the Original Obligors and each Acceding Borrower until such time as such entity ceases to be a Guarantor in accordance with the terms of the Senior Finance Documents, and “Guarantor” means any one of them, as the context requires;”

3.2	New Clause 19.3A (Loans to SPV Borrowers)

The Parties agree that a new Clause 19.3A (Loans to SPV Borrowers) shall be inserted after Clause 19.3 (Loans and Financial Indebtedness) as follows:

No Borrower SPV may be a debtor in respect of any Financial Indebtedness unless such Financial Indebtedness falls within paragraphs (a) or (b) of the definition of “Permitted Intragroup Financial Indebtedness” and:

(a)	the relevant creditor irrevocably guarantees to each Finance Party punctual performance by such Borrower SPV of all such Borrower SPV’s obligations under the Senior Finance Documents (such guarantee being subject to a cap in an amount equal to the Financial Indebtedness owed by the Borrower SPV to the relevant creditor);

(b)	the relevant creditor grants Security over all of its rights under the Financial Indebtedness in favour of the Security Agent on behalf of the Finance Parties in respect of all present and future moneys, debts and liabilities due, owing or incurred by such Borrower SPV to any Finance Party under or in connection with any Senior Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise) (such Security being subject to a cap in an amount equal to the Financial Indebtedness owed by the Borrower SPV to the relevant creditor), in each case, in form and substance satisfactory to the Security Agent.

3.3	Amendments to Clause 21 (Acceding Borrowers)

The Parties agree that paragraph (b) of Clause 21 (Acceding Borrowers) shall be amended by the insertion of “and Guarantor” after “had such Eligible SPV been an original Party as a Borrower”.

3.4	Amendment to Clause 23.12 (Limitations of Liabilities of Italian Opco)

The Parties agree that Clause 23.12 (Limitations of Liabilities of Italian Opco) of the Facility Agreement shall be renamed “Limitation of Liabilities of Italian Guarantors” and shall be deleted in its entirety and replaced with the following:

“The liability of Italian Opco and any Borrower SPV incorporated in Italy (each an “Italian Guarantor”) under this Clause 23:

(a)	shall not include and shall not extend, directly or indirectly, to any indebtedness incurred by any Obligor under or in relation to any Advance the proceeds of which are applied in whole or in part towards the acquisition or subscription of shares in that Italian Guarantor or any direct or indirect Holding Company of that Italian Guarantor (or the refinancing of any indebtedness incurred for that purpose); and

(b)	in respect of the obligations of any Obligor which is not a direct or indirect Subsidiary of that Italian Guarantor shall at all times be limited to an amount of €157,500,000 for each Italian Guarantor.”

3.5	New Clause 11.3A (Release of SPVs following Permitted Take-Out Financing)

The Parties agree that a new Clause 11.3A (Release of SPVs following Permitted Take-Out Financing) shall be inserted after Clause 11.3 (Mandatory Prepayment in Full) as follows:

“11.3A Release of SPVs following Permitted Take-Out Financing

(a)	On or promptly after the Settlement Date immediately succeeding repayment of 100 per cent. of the Advances made to a Borrower SPV including any interest thereon and any Break Costs related thereto pursuant to paragraph (a) of Clause 11.3 (Mandatory Redemption in Full), the Security Agent and the Facility Agent shall (and each is irrevocably authorised without any further consent, sanction, authority or further confirmation from any Finance Party or Obligor to) unconditionally and irrevocably release:

(i)	that Borrower SPV from all of its obligations under the Senior Finance Documents;

(ii)	any Security granted by that Borrower SPV over any of its assets pursuant to the Senior Finance Documents;

(iii)	any other claim of a Finance Party or another Obligor against that Borrower SPV or over that Borrower SPV’s assets; and

(iv)	any Security or guarantee granted in respect of Financial Indebtedness advanced to that Borrower SPV pursuant to Clause 19.3A (Loans to SPV Borrowers),

on behalf of the relevant Finance Party and Obligors. The relevant Borrower SPV shall cease to have any obligations under the Senior Finance Documents and shall cease to be an Obligor, Borrower or Guarantor for the purposes of the Senior Finance Documents.

(b)	If, pursuant to or for the purpose of a Permitted Take-Out Financing, after the Settlement Date referred to in paragraph (a) above, the Security Agent requires any release of any guarantee or Security granted by any Borrower SPV, each Party shall promptly enter into any release and/or other document and take any action which the Security Agent may reasonably require.

(c)	The Co-ordinator (acting on behalf of each Obligor) agrees that any Financial Indebtedness owed by the relevant Borrower SPV to any Obligor shall be treated as being discharged on the Settlement Date referred to in paragraph (a) above.

4	General

4.1	Facility Agreement

4.1.1	These amendments have been made in accordance with Clause 39 (Amendments) of the Facility Agreement.

4.1.2	Save as expressly amended by this Letter, the Facility Agreement shall otherwise remain unamended and in full force and effect in accordance with the terms thereof.

4.1.3	By their acceptance of the terms of this Letter, the Parties confirm that their obligations under the Senior Finance Documents to which they are a party (including the guarantee and indemnity of each Guarantor) will remain in full force and effect.

4.1.4	The Facility Agent and the Co-ordinator designate this Letter as a Senior Finance Document for the purposes of the Facility Agreement.

4.2	Illegality

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

4.3	Rights and remedies

No failure by the Finance Parties to exercise, or any delay by the Finance Parties in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law or under any Senior Finance Document.

4.4	Governing law and jurisdiction

This Letter and all non-contractual obligations arising out of or in connection with it shall be governed by English law. Each of the parties hereto hereby submits to the jurisdiction of the courts of England and Wales.

4.5	Third party rights

No person shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Letter.

Yours faithfully

Avis Finance Company Limited, as Co-ordinator on behalf of each of the Obligors

Signed to indicate its agreement:

/s/ Judith Nicholson

Crédit Agricole Corporate and Investment Bank

as Mandated Lead Arranger, Original Lender, Security Agent and Facility Agent

Signed to indicate its agreement:

/s/ Laurent Haik

/s/ Edith Lusson

Crédit Agricole Corporate and Investment Bank, Milan Branch

as Original Lender

/s/ Laurent Haik

/s/ Edith Lusson